Exhibit 99.1

NEWS RELEASE

Parsley Energy to Participate in the Scotia Howard Weil 2016 Energy Conference

AUSTIN, Texas, March 17, 2016 – Parsley Energy, Inc. (NYSE: PE) today announced that the Company will participate in the Scotia Howard Weil 2016 Energy Conference in New Orleans on March 21-22, during which Bryan Sheffield, Chairman and Chief Executive Officer, is scheduled to make a presentation on Tuesday, March 22. Investor slides will be posted in association with this presentation and can be accessed on the Investor Relations section of Parsley’s website at www.parsleyenergy.com.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Contact Information

Brad Smith, Ph.D., CFA

Parsley Energy, Inc.

Vice President, Corporate Strategy and Investor Relations

or

Stephanie Reed

Investor Relations Manager

ir@parsleyenergy.com

(512) 505-5199

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